SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
January 4, 2007
Date of Report (Date of earliest event reported)
PSB BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-24601	23-293074

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

1835 Market Street Philadelphia, PA	19103

(Address of principal executive offices)	(Zip Code)
(215) 979-7900
Registrant’s telephone number, including area code
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On January 8, 2007, PSB Bancorp, Inc. (the “Company”), the holding company for First Penn Bank, issued a press release disclosing the Company’s receipt of a Nasdaq Staff Determination related to the delisting of the Company’s securities. The attached Exhibit 99.1 is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

99.1 Press Release dated January 8, 2007
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSB Bancorp, Inc.
By:	/s/ Anthony DiSandro
Anthony DiSandro,
President, Chief Executive Officer

Dated: January 8, 2007